Exhibit 32

CERTIFICATION

In connection with the periodic report of Petros Pharmaceuticals, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2021, as filed with the Securities and Exchange Commission (the “Report”), we, Fady Boctor, Chief Commercial Officer and Principal Executive Officer of the Company, and Mitchell Arnold, Vice President of Finance and Principal Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to our knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: November 15, 2021

/s/ Fady Boctor
Fady Boctor
Chief Commercial Officer and Principal Executive Officer

/s/ Mitchell Arnold
Mitchell Arnold
Vice President of Finance and Principal Financial Officer